EXHIBIT 10.19         CERTIFICATE OF POWERS, DESIGNATIONS,
                      PREFERENCES AND RIGHTS OF THE SHARES
                            OF THE PREFERRED STOCK OF
                       MAGNITUDE INFORMATION SYSTEMS, INC.

                                To Be Designated
                   SERIES E SENIOR CONVERTIBLE PREFERRED STOCK

      Magnitude Information Systems, Inc., a Delaware corporation (the "Corporation"), in accordance with Section 103 of the General Corporation Law of the State of Delaware ("DGCL"), by its President, does hereby certify that during a meeting on November 6, 2003, the Board of Directors of the Corporation duly adopted the following resolutions providing for the issuance of a series of Preferred Stock to be designated Series E Senior Convertible Preferred Stock, par value $.001, and to consist of 500,000 shares:

            RESOLVED, that the Corporation is hereby authorized to amend its Certificate of Incorporation and to file a Certificate of Designations of Preferred Stock to provide for 500,000 shares of Series E Senior Convertible Preferred Stock, $.001 par value ("Series E Senior Preferred"), pursuant to the terms and conditions set forth in the Certificate of Designations;

            RESOLVED, that the rights, privileges and limitations of each share of Series E Senior Preferred shall be as follows:

      1. Issuance. The series of Preferred Stock designated as Series E Senior Preferred shall consist of 500,000 shares.

      2. Dividends. The holders of said shares of Series E Senior Preferred shall be entitled to receive cumulative dividends thereon at the rate of six percent (6%) per annum, payable at the time said shares are converted into shares of the Common Stock of the Corporation and when declared by the Board of Directors, before any dividend shall be declared, set apart for, or paid upon the Common Stock and any other Preferred Stock of the Corporation. The Dividend Rate shall accrue on the Stated Value (the "Stated Value"), which Stated Value shall be noted on the certificate issued to the holder of each share of the Series E Senior Preferred. The dividends on the Series E Senior Preferred, payable in cash, shall be cumulative, so that if the Corporation fails in any fiscal year to pay such dividends on all the issued and outstanding Series E Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for any other class of Preferred Stock or the Common Stock.

      3. Priority. The Series E Senior Preferred shall with respect to dividend rights rank prior to all classes and series of Common Stock, the Cumulative Preferred Stock, and the Series A, B, C and D Senior Convertible Preferred Stock, and, with respect to liquidation rights rank prior to all classes and series of Common Stock, the Cumulative Preferred Stock, and be on a par with the Series A, B, C and D Senior Convertible Preferred Stock.

      4. Voting. Except as required by the DGCL and as provided in Section (7) below, the holders of said shares of Series E Senior Preferred shall not be entitled to any voting rights.

      5. Cancellation. Shares of Series E Senior Preferred which have been issued and reacquired in any manner, including shares purchased or converted into Common Stock, exchanged or redeemed, shall be canceled on the books of the Corporation and shall not be considered outstanding for any purpose.

      6. Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series E Senior Preferred shall be entitled to receive, out of the remaining net assets of the Corporation, an amount equal to the Stated Value of each share of Series E Senior Preferred held of record by such holder, payable in cash or in shares of stock, securities or other


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consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided, however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series A, B, C and D Senior Preferred, before any distribution shall be made to the holders of Common Stock or Cumulative Preferred Stock of the Corporation. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B, C, D and E Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

      7. Cumulative Dividends. During such time as there exist unpaid cumulative dividends due on the Series E Senior Preferred, no reclassification of the shares of the Corporation or capital reorganization of the Corporation in any manner provided by law shall be valid unless (a) the holders of a majority of all the Series E Senior Preferred approve, and (b) provision is made for the payment of the aggregate unpaid cumulative dividends then in arrears.


      8. Conversion. Each share of Series E Senior Preferred shall automatically convert, on the date six months after the date of issuance (the "Conversion Date") which Conversion Date shall be noted on the certificate issued to the holder of each share of the Series E Senior Preferred, into shares of Common Stock of the Corporation on the basis of one hundred (100) shares of Common Stock for 1 share of Series E Senior Preferred. The holder of any shares of Series E Senior Preferred shall surrender, as soon as practicable on or after the Conversion Date, at the principal office of the Corporation or at such other office or agency maintained by the Corporation for that purpose, the certificate or certificates representing the shares of Series E Senior Preferred due for conversion. As promptly as practicable, and in any event within ten business days after surrender of such certificates, the Corporation shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock of the Corporation to which such holder of Series E Senior Preferred so converted shall be entitled. Such conversion shall be deemed to have been made at the close of business on the Conversion Date, so that the rights of the holders of the Series E Senior Preferred shall thereafter cease except for the right to receive Common Stock of the Corporation in accordance herewith, and such converting holder of Series E Senior Preferred shall be treated for all purposes as having become the record holder of such Common Stock of the Corporation at such time.

      9. Anti-Dilution. In the event that, prior to the conversion of the Series E Senior Preferred Stock by the holder thereof into Common Stock of the Corporation, there shall occur any change in the outstanding shares of Common Stock of the Corporation by reason of the declaration of stock dividends, or through a re-capitalization resulting from stock splits or combinations, without the receipt by the Corporation of fair consideration therefore in the form of cash, services or property, the conversion ratio of the Series E Senior Preferred Stock into Common Stock of the Corporation provided for in Section (8) above shall be adjusted such that any holder of Series E Senior Preferred Stock converting such stock into Common Stock subsequent to such change in the outstanding shares of Common Stock of the Corporation shall be entitled to receive, upon such conversion, a number of shares of Common Stock of the Corporation representing the same percentage of common shares outstanding as represented by the shares that he would have received had he converted his Series E Senior Preferred Stock to Common Stock prior to such change in the outstanding shares of Common Stock of the Corporation.

      IN WITNESS WHEREOF, we, the undersigned, have executed and subscribed this certificate on December 5, 2003


                                                      /s/ Steven D. Rudnik
                                                 ---------------------------
                                                 Steven D. Rudnik, President
ATTEST:


  /s/ Joerg H. Klaube
--------------------------
Joerg H. Klaube, Secretary


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